UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 27, 2006

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously reported, on October 8, 2006 The PNC Financial Services Group, Inc. (“PNC” or the “Corporation”) entered into a definitive agreement with Mercantile Bankshares Corporation (“Mercantile”) for the Corporation to acquire Mercantile for 52.5 million shares of PNC common stock and $2.13 billion in cash. Based on PNC’s common stock price on October 6, 2006, the consideration represents $6.0 billion in stock and cash or $47.24 per Mercantile share. The transaction is expected to close during the first quarter of 2007 and is subject to customary closing conditions, including regulatory approval and the approval of Mercantile’s shareholders.

Unaudited pro forma condensed combined financial statements for the Corporation and Mercantile are attached herewith as Exhibit 99.1. The unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of PNC and its subsidiaries and of Mercantile and its subsidiaries as an acquisition by PNC of Mercantile assuming that the merger is accounted for using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on September 30, 2006. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to the merger as if the merger had become effective at the beginning of each period presented.

The pro forma data in the Exhibit represents a current estimate based on available information of the combined company’s results of operations. The pro forma financial adjustments record the assets and liabilities of Mercantile at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. The information in the Exhibit is based on, and should be read together with, the historical financial information that PNC and Mercantile have presented in their prior filings with the Securities and Exchange Commission. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had PNC and Mercantile been combined during these periods.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: November 27, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Unaudited pro forma condensed combined financial statements for The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation	Furnished herewith